Exhibit 5.1(a)
                        SIDLEY AUSTIN BROWN & WOOD LLP



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                                            May 23, 2002



HFC Revolving Corporation
2700 Sanders Road
Prospect Heights, Illinois 60070


         Re:      HFC Revolving Corporation
                  Registration Statement on Form S-3
                  File No. 333-84268


Ladies and Gentlemen:

         We have acted as counsel for HFC Revolving Corporation, a Delaware corporation (the "Depositor"), in connection with the preparation of the registration statement on Form S-3 (the "Registration Statement") relating to the Securities (defined below) and with the authorization and issuance from time to time in one or more series of asset-backed notes (the "Notes") and asset-backed certificates (the "Certificates" and, together with the Notes, the "Securities"). As set forth in the Registration Statement, each series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement or indenture (each, an "Agreement") among the Depositor, a trustee (the "Trustee") and where appropriate, a master servicer (the "Master Servicer"), each to be identified in the prospectus supplement for such Series of Securities.

         We have examined copies of the Depositor's Certificate of Incorporation, the Depositor's By-laws and forms of each Agreement, as filed or incorporated by reference as exhibits to the Registration Statement, and the forms of Securities included in any Agreement so filed or incorporated by reference in the Registration Statement and such other records, documents and statutes as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that:

         1. When any Agreement relating to a Series of Securities has been duly and validly authorized by all necessary action on the part of the Depositor and has been duly executed and

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delivered by the Depositor, the Master Servicer, if any, the Trustee and any
other party thereto, such Agreement will constitute a legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equity principles.

         2. When a series of Securities has been duly authorized by all necessary action on the part of the Depositor (subject to the terms thereof being otherwise in compliance with applicable law at such time), duly executed and authenticated by the Trustee for such series in accordance with the terms of the related Agreement and issued and delivered against payment therefor as described in the Registration Statement, such series of Securities will be legally and validly issued, fully paid and nonassessable, binding obligations of the related Trust, and the holders thereof will be entitled to the benefits of the related Agreement.

         In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York (excluding choice of law principles therein), the corporate laws of the State of Delaware and the federal laws of the United States of America. We note that the Registration Statement provides that a Trust may be organized as a business trust under Delaware law, and that the form of trust agreement included as Exhibit 4.3 provides that it shall be governed by Delaware law. Accordingly, we express no opinion herein regarding the Securities to the extent issued by a Delaware business trust pursuant to such a trust agreement.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" in each Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the 1933 Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                       Very truly yours,

                       /s/ Sidley Austin Brown & Wood LLP


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